UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Venture Vanadium Inc.
(Name of Registrant as Specified In Its Charter)

Mina Mar Corporation (d/b/a Mina Mar Group)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Common Shares

(2) Aggregate number of securities to which transaction applies: 36,100,000

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): 0.0058

(4) Proposed maximum aggregate value of transaction: $210,000.00

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SCHEDULE “A”

1.	The purchaser and control block seller issuer CEO Ian Ilsley, President, Treasurer, of Venture Vanadium Inc. executed a binding agreement as of the 1st day of October, 2020.
2.	IAN ILSLEY represented that he is in a position of control through ownership of 36,100,000 Common shares of the fully diluted outstanding equity securities of Venture Vanadium Inc., a Nevada corporation, trading on the OTC Markets under the ticker symbol "VENV"
3.	Selling Parties agree to deliver 36,100,000 shares of Common stock of VENV to buyer or its designates.
4.	Buyer agreed to pay to Selling Parties total consideration of $210,000.00 in accordance with the Escrow Agreement.
5.	Buyer agreed to assume approximately $110,000 in debt
6.	Closing date was set to be on or before December 31, 2020
7.	Prior to the closing the Seller and CEO Ian Ilsley inquired if the buyer would be willing to purchase additional shares off the market. The Buyer agreed and awaited the Sellers further instructions.
8.	As no further instructions arrived the Buyer kept making inquiries.
9.	The Seller and CEO notified the Buyer that he changed his mind re sale of the control block just before the closing date.
10.	We have sent a registered letter to VENV address on record and postmaster returned as no such entity

Notice to Selling Parties:

Ian Ilsley, President, Treasurer, of
Venture Vanadium Inc. (VENV)
301 Grant Street,

Pittsburgh, CA 15219

This should give VENV shareholders grave cause of concern as to who and what the true status of the company really is.

EnvyZen Files Definitive Proxy Statement and Sends Open Letter to VENV Stockholders

Att VENV Shareholders

“Stockholders deserve a better VENV after years of strategic missteps and significant value destruction under the current Board and Chief Executive Officer Ian Ilsley , who is also the Company’s longest-serving director. The Board – which lacks sufficient experience in the wealth management and basic advisory sectors – remains obstinately committed to a failed multi year-old strategy that has not produced any meaningful results. This intransigence has persisted despite the Company’s botched acquisitions, bloated corporate cost structure, excessive debt and fraying relationships with mining community.

We contend that the single biggest threat to VENV long-term viability is its inexperienced, underqualified Board. This is why we tried to privately engage with the Company’s leadership and sought to facilitate a credible, effective Board refresh that was in the best interest of stockholders. Unfortunately, VENV validated our concerns about its broken corporate governance by refusing to negotiate in good faith and subsequently spending stockholder resources with trying to thwart our efforts.

We have sent a registered letter to VENV address on record and postmaster returned as no such entity

Notice to Selling Parties:

Ian Ilsley, President, Treasurer, of
Venture Vanadium Inc. (VENV)
301 Grant Street,

Pittsburgh, CA 15219

In our view, stockholders’ long-term interests will remain at risk as long as the incumbents continue to operate unchecked in VENV boardroom. This is why we have nominated a diverse, well-rounded slate of director candidates, which is fully committed to bringing valuable financial services sector experience and independent perspectives to the Board. We believe the case for meaningful, stockholder-driven change atop VENV is crystal clear.”

Letter of Intent

Control Stock and Non Affiliate Debt

Purchase Agreement

Venture Vanadium Inc.

A Nevada Company quoted and trading on OTC Markets Symbol (VENV)

Of the First Part:	Veljko Ilić A Natural Person For A Company Envision Corp. Incorporated under the laws of the Province or State of Florida.

(Hereinafter referred to as “Buyer”) &

Of the Second Part:	Ian Ilsley, President, Treasurer, of Venture Vanadium Inc. (VENV) Incorporated under the laws of the State of Nevada.

(Hereinafter referred to hereafter as “Ian Ilsley” seller of the Common Shares and the Control Stock

RECITALS

WHEREAS, IAN ILSLEY is in a position of control through ownership of 36,100,000 Common shares of the fully diluted outstanding equity securities of Venture Vanadium Inc., a Nevada corporation, trading on the OTC Markets under the ticker symbol "VENV", (Hereinafter referred to as “VENV”) with possibility to acquire 4.9% free trading shares at nil additional cost except for the custodian fees from the broker where it is deposited;

AND WHEREAS, IAN ILSLEY desires to sell a control position in VENV;

AND WHEREAS, IAN ILSLEY desires to provide additional assistance in providing corporate records and other assistance regarding corporate governance and history of the aforementioned company

AND WHEREAS, Buyer desires to arrange for the purchase of control of VENV on behalf of a third party, namely Venture Vanadium Inc., a Company duly incorporated under the laws of Nevada

AND WHEREAS, Buyer also wishes to acquire IAN ILSLEY’s controlling block of Common Shares in VENV;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by the Parties), and in reliance upon the representations and warranties contained in this Letter of Intent, the Parties hereto agree as follows:

1.     RECITALS; TRUE AND CORRECT

1.0       Recitals: The above stated recitals are true and correct and are incorporated into this Letter of Intent.

2. SALE AND PURCHASE OF ASSETS

2.1	IAN ILSLEY agrees to sell a controlling position in VENV to Envision Corp. under the terms and conditions of a Purchase Agreement to be determined acceptable by the Parties, and as contemplated below;

1

a)	Selling Parties will provide the minute books, which it warrants contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation, as well as the Company’s Articles of Incorporation and Corporate Bylaws. If the Minute Book is delinquent in terms of documentation, the Seller agrees to cooperate and furnish such information as may be required to bring the Minute Book up to date. If this requires significant effort on the Seller’s behalf, the Seller shall be entitled to reasonable compensation including any hard costs to outside parties.

b)	Selling Parties will deliver a copy of the directors’ and shareholders' resolutions approving and authorizing the execution and delivery of the Agreement contemplated herein.

c)	Selling Parties will provide resignations for all current officers and directors, and shall arrange to appoint such officers and directors as designated by the Buyer.

d)	Selling Parties agree to provide assistance in delivering any additional corporate records, financial information, information regarding corporate acquisitions and divestitures, rescission agreements and other information related to VENV that is in the possession of, or available to Selling Parties

e)	Selling Parties will deliver such other documents, at the Closing or subsequently, as may be reasonably requested by Envision Corp. as necessary for the implementation and consummation of the Agreement contemplated herein and the transactions contemplated hereby.

2.2	Selling Parties agree to deliver 36,100,000 shares of Common stock of VENV to buyer or its designates.

2.3	Seller agreed to take the restricted stock as a compensation for the debt VENV owed to the Seller in the value of $106,000.

2.4	Seller agreed to apply for QB status.

2.5	Selling Parties agree to provide assistance in delivering corporate records, financial information, information regarding corporate acquisitions and divestitures, rescission agreements and other information related to VENV that is in the possession of, or available to Seller.

3. CONSIDERATION AND BUYER UNDERTAKINGS

3.1	Buyer undertakes to pay to Selling Parties total consideration of $210,000.00 as follows and in accordance with the Escrow Agreement.

a)	$210.000 deposit to be paid to IAN ILSLEY, the Common shareholder, on Closing.
b)	0% commission will be paid by the seller. All purchase fees will be paid by the buyer to the agent.
c)	Buyer is taking over the VENV as is where is with the mining business inside
d)	Buyer will assume the $104,000 debt owed to suppliers.

3.2	Buyer shall deliver the cash consideration referred to in Section 2.1 (a) to be deposited in escrow to the benefit of the Selling Parties immediately upon closing of the acquisition contemplated in Section 2.1 of this Letter of Intent.

3.3	Buyer shall cause to be delivered the consideration referred to in Sections 3.1 (b) and 3.1 (c) upon completion of all other undertakings of the Selling Parties.

3.4	Buyer undertakes to coordinate all necessary activities, documentation, filings and such other instruments as may be necessary to execute the acquisition of VENV by Envision Corp. as contemplated herein.

2

4. REPRESENTATIONS AND UNDERTAKINGS OF SELLER

4.1	Selling Parties represent and warrants to Buyer that;

(a)	Selling Parties have good and sufficient right and authority to enter into this Agreement and the Transactions contemplated therein and to carry out its intentions and obligations setout therein;
(b)	VENV was and remains duly incorporated under laws of the jurisdiction of its incorporation and is, with respect to the filing of annual returns and the payment of fees required under the laws of the jurisdiction of its incorporation, in compliance with such laws, or to disclose to the Buyer such deficiencies as exist in such requirements;
(c)	Selling Parties have the capabilities to fully execute its obligations regarding VENV as set out in the Agreement and has received the requisite majority approval of both its board of directors (the "Board") and of its shareholders (the "Shareholders") to enter into this Agreement.
(d)	IAN ILSLEY represents that the Common shares / control block of VENV company are free and clear of any loans liens or encumbrances
(e)	Selling Parties represents that VENV has had continuous operations and is not designated as a shell status company.

5. Indemnification by Buyer

5.1       In consideration of this Agreement and the consideration to Buyer herein, Buyer covenants and agrees, for himself and for his agents, employees, legal representatives, heirs, executors or assigns (the "Buyer Covenanters"), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Seller or, as applicable, its members, employees, directors, agents, officers, directors, subsidiaries, successors, affiliates and assigns (collectively the "Seller Covenanters"), on account of any damages which may hereafter arise in relation to the Debentures referred to in Section 4.2 of this Letter of Intent.

6. GENERAL TERMS

Notice to Selling Parties:

Ian Ilsley, President, Treasurer, of
Venture Vanadium Inc. (VENV)
301 Grant Street,

Pittsburgh, CA 15219

info@venturevanadium.com

Notice to Buyer:

Veljko Ili&cacute;

500 S Australian Ave, #600

West Palm Beach, FL 33401

Tel 561 440 9443

envy@envyzen.com

MAILING ADDRESS

Mina Mar Group

Att Miro Zecevic

15673 Southern Blvd Suite

107-104 Loxahatchee Grove FL 33470

Tel 561 440 9443

miro@minamargroup.com

7. Logistics and Closing of The Purchase

3

IN WITNESS WHEREOF, the Parties hereto have executed this LOI as of the 1st day of October, 2020.

FOR SELLING PARTIES:

/s/ Ian Ilsley

Ian Ilsley, President, Treasurer, of

Venture Vanadium Inc. (VENV)

I certify that I have the authority to bind the corporation

FOR BUYER:

/s/ Veljko Ilic;

Veljko Ilic;

Envision Corp.

I certify that I have the authority to bind the corporation.

Veljko Ilic;

4